                                                                    EXHIBIT 10.1

                                 LEASE AGREEMENT

                  THIS LEASE AGREEMENT is dated this 15th day of January, 2003 between LIT INDUSTRIAL LIMITED PARTNERSHIP ("Landlord") and the Tenant named below.

TENANT:                             Sundance Publishing, LLC

ADDRESS AND PHONE NO:               One Beeman Road, Northborough, MA 01532

GUARANTOR:                          Haights Cross Communications, Inc.

ADDRESS AND PHONE NO:               10 New King Street, White Plains, NY 10604
                                    (914) 289-9490

PREMISES:                           That portion of the Building, containing
                                    approximately 150,000 rentable square feet,
                                    as shown on EXHIBIT A, situated on a portion
                                    of that certain real property legally
                                    described in EXHIBIT A-1 attached hereto.

PROJECT:                            The Building and the real property
                                    consisting of approximately 36.5 acres of land located at One Beeman Road, Northborough, Massachusetts.

BUILDING:                           The industrial building located at One
                                    Beeman Road, Northborough, Massachusetts
                                    containing approximately 311,702 rentable
                                    square feet of floor area.

TENANT'S PROPORTIONATE
SHARE:                              48.12 %

LEASE TERM:                         Beginning on the Commencement Date and
                                    ending on the last day of the sixty-third
                                    (63rd) full calendar month after the Rent
                                    Commencement Date. It is agreed that no Base
                                    Rent is due from Tenant for the months of
                                    April, May and June, 2003, corresponding to
                                    months 1-3 in the Monthly Base Rent table
                                    below.

OPTION TO EXTEND:                   One (1) five (5) year option to extend, as
                                    more particularly described in Paragraph 33.

COMMENCEMENT DATE:                  January 15, 2003.

RENT COMMENCEMENT DATE:             April 1, 2003.

MONTHLY BASE RENT:

------------------------------------------------------
MONTHS    ANNUAL RATE PER SQ. FT.    MONTHLY BASE RENT
------------------------------------------------------
  1-3           Zero Dollars            Zero Dollars
----------------------------------------------------
 4-15             $ 5.40                $  67,500.00
----------------------------------------------------
16-27             $ 5.50                $  68,750.00
----------------------------------------------------
28-39             $ 5.75                $  71,875.00
----------------------------------------------------
40-51             $ 5.75                $  71,875.00
----------------------------------------------------
52-63             $ 6.00                $  75,000.00
----------------------------------------------------

                                    1. Utilities: To be paid separately in
INITIAL ESTIMATED                      accordance with Paragraph 7 herein.
MONTHLY OPERATING
EXPENSE PAYMENTS:                   2. Common Area Charges:    $ 2,795.83
(estimates only and
subject to adjustment to            3. Taxes:                  $ 5,326.67

actual costs and expenses           4. Insurance:              $   812.50
according to the
provisions of this Lease)           5. Management Fee:         $ 1,737.17

TOTAL INITIAL ESTIMATED
MONTHLY OPERATING EXPENSE
PAYMENTS:                                       $  10,672.17

INITIAL MONTHLY BASE RENT
AND OPERATING EXPENSE
PAYMENTS:                                       $  78,172.17

SECURITY DEPOSIT:                               $ 135,000.00

BROKERS:                            Insignia/ESG and CB Richard Ellis/Whittier
                                    Partners

ADDENDA:                            Rules and Regulations; Exhibit A (Premises);
                                    Exhibit A-1 (Legal Description of Real
                                    Property); Exhibit B (Construction
                                    Addendum); Exhibit C (Environmental
                                    Reports); Parking Plan; Right of First
                                    Offer; Guaranty

                  1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

                  2. ACCEPTANCE OF PREMISES. (a) Except as may otherwise be expressly provided in the Construction Addendum attached hereto, Tenant shall accept the Premises on the Commencement Date in its "AS-IS" condition, subject to all applicable laws, ordinances, regulations, covenants and restrictions, and Landlord shall have no obligation to perform or pay for any repair or other work therein. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN "AS IS, WHERE IS" CONDITION (UNLESS OTHERWISE EXPRESSLY PROVIDED IN A CONSTRUCTION ADDENDUM ATTACHED HERETO, IF ANY), (2) LANDLORD HAS MADE NO WARRANTY, REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS OTHERWISE EXPRESSLY PROVIDED IN A CONSTRUCTION ADDENDUM ATTACHED HERETO, IF ANY), AND (4) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED, OR IMPLIED, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES. Except as provided in Paragraph 10 and the Construction Addendum, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and the Construction Addendum, and any punchlist items agreed to in writing by Landlord and Tenant.

                  (b) Landlord shall deliver the Premises to Tenant vacant, broom clean, free from all contents, subject to the provision of Section 12(f), with the demolition and removal of the spray booth, tool area and wire mesh partition completed and all electrical and mechanical systems and services in the warehouse portion of the Premises related to such demolition properly terminated, and all Building systems, including but not limited to structural elements (roof, foundation, walls, parking, etc.), interior and exterior glass, plumbing, fire sprinkler system, sewage treatment, electrical power, interior and exterior lighting, fire alarms, heating and cooling equipment, and all dock doors and equipment serviced, if necessary, and in good operating condition. Tenant shall have a period of sixty (60) days from the beginning of the applicable equipment operational season to notify Landlord of any problems with any of the above-listed systems.

                  (c) Tenant shall have a right of first offer to lease additional space at the Project in accordance with the provisions of the Right of First Offer exhibit attached hereto.

                  (d) Notwithstanding anything contained in this Lease to the contrary, Tenant shall have a one-time right to terminate this Lease if a building permit for the Tenant Improvements shown and described in the plans and specifications delivered by Landlord to the Building Inspector for the Town of Northborough on January 8, 2003 is not issued by February 7, 2003. Tenant may exercise its right hereunder by delivering written notice of its election to terminate this Lease to Landlord no later than February 12, 2003, unless the building permit is issued prior to Landlord's receipt of such notification, in which case such notification shall be of no force or effect. If Tenant fails to notify Landlord of its election to terminate this Lease in accordance with the foregoing provisions, Tenant's right to terminate this Lease shall be deemed waived and of no further force or effect.

                  3. USE. (a) The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and related general office use and for such other lawful purposes as may be incidental thereto (the "Permitted Use"); however, no retail sales may be made from the Premises. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Except as otherwise set forth in Section 14, outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent.

                  (b) Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's specific use or occupation of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any entrance into or occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease, other than the obligation to pay Rent.

                  (c) Tenant shall have access to the Premises from and after the execution by both parties of this Lease, at Tenant's sole risk and expense, for the purpose of planning, design and implementation of the Tenant's data and telecommunication infrastructure and office space modifications (subject to Landlord's prior approval, which shall not be unreasonably withheld, conditioned or delayed), upon reasonable advance notice to Landlord and provided that Tenant furnishes Landlord with a certificate of insurance evidencing Tenant's commercial general liability insurance coverage prior to entry upon the Property.

                  (d) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, any areas designated by Landlord from time to time as common areas for the use and enjoyment of all tenants and occupants of the Project including, without limitation, common access from public streets, common driveways and the parking areas shown on the Parking Plan attached as an exhibit hereto, subject to such reasonable rules and regulations as Landlord may promulgate from time to time which Landlord agrees to enforce against tenants of the Project in a non-discriminatory manner.

                  4. BASE RENT. Tenant shall pay Base Rent in the amount set forth on the first page of this Lease. The first payable month's Base Rent, the Security Deposit, and the first payable monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent, in accordance with the Monthly Base Rent table, on or before the first day of each calendar month succeeding the Rent Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant acknowledges that late payment by Tenant to Landlord of any rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to determine. Therefore, if Tenant is delinquent in any monthly installment of Base Rent, estimated Operating Expenses or other sums due and payable hereunder for more than five (5) days after written notice from Landlord, provided, however, that Tenant shall be entitled to only one (1) such written notice per calendar year and thereafter no written notice shall be required, Tenant shall pay to Landlord on demand a late charge equal to five percent (5%) of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

                  5. SECURITY DEPOSIT. Tenant shall pay the Security Deposit under this Lease simultaneously with the execution and delivery of this Lease to Landlord. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant within thirty (30) days after the expiration or earlier termination of the Lease Term, after first deducting any amounts owed for unpaid monetary obligations or chargeable for other unperformed obligations of Tenant under this Lease. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Lease, including this Paragraph 5.

                  6. OPERATING EXPENSE PAYMENTS. (a) During each month of the Lease Term, commencing on the first day of the fourth (4th) month after the Rent Commencement Date, on the same date that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated.

                  (b) The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, repair and operation of the Project including, but not limited to costs of: common area utilities; maintenance, repair and replacement of all portions of the Project (except that Landlord is responsible for all costs and expenses for replacement of the roof and parking areas as provided in Paragraph 10, Tenant being responsible only for Tenant's Proportionate Share of the cost of roof and parking area repairs), including without limitation, mowing, snow removal, landscaping, and exterior painting; the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting and mechanical and building systems serving the Building or Project; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; fees payable to tax consultants and attorneys for consultation and contesting taxes, environmental insurance or environmental management fees; the cost of any insurance deductibles for insurance required to be maintained by Landlord hereunder; reasonable property management fees payable to a property manager, including any affiliate of Landlord, provided that such fees shall in no event exceed three percent (3%) of gross revenues, or if there is no property manager, an administration fee of fifteen percent (15%) of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements first in effect after the date of this Lease (other than those expressly required herein to be made by Tenant) or to reduce Operating Expenses as reasonably determined by Landlord provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year. In addition, Operating Expenses shall include (i) Taxes (hereinafter defined) for each calendar year during the Lease term, and (ii) the cost of premiums for insurance maintained by Landlord for the Project for each calendar year during the Lease term. If during any portion of the year for which Operating Expenses are being computed, less than all of the Building was occupied by tenants, or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Operating Expenses that would have been incurred if the Building were fully occupied for such Operating Year and such services were being supplied to all tenants. In the event that Landlord constructs an additional Building or other structure on the Project, Operating Expenses under this Lease shall only include the portion of Project Operating Expenses that are reasonably allocable to the Building, including, without limitation, the Building's share of Taxes that are assessed against the entire Project, taking into consideration the relative value of the Building and any new building or structure constructed on the Project.

                  (c) Notwithstanding the foregoing, Operating Expenses do not include

                           (i) Any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Expenses), including, but not necessarily limited to, (i) work or services performed for any tenant (including Tenant) at such tenant's cost, (ii) the cost of any item for which Landlord is paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds or otherwise, (iii) increased insurance or taxes assessed specifically to any tenant of the Building, (iv) charges (including applicable taxes) for electricity, water and other utilities for which Landlord is entitled to reimbursement from any tenant, (v) the cost of any HVAC, janitorial or other services provided to Tenants on an extra-cost basis after regular business hours, and (vi) environmental management fees incurred for services required by Landlord's lender or because of another tenant or for which Landlord is indemnified by other tenants or third-parties;

                           (ii) Salaries and bonuses of officers and executives of Landlord and administrative employees above the grade of property manager or building supervisor and Landlord's general overhead;

                           (iii) The cost of any work or service performed on an extra-cost basis for any tenant of the building (including Tenant);

                           (iv) The cost of any work or services performed for any other property other than the Building;

                           (v) Interest on debt or principal amortization payments or any other payments on any mortgage or any other payments under any ground lease;

                           (vi) Any fees, costs and commissions incurred in procuring or attempting to procure other tenants, including, but not necessarily limited to brokerage commissions, finder's fees, attorney's fees and expenses and entertainment cost and travel expenses and any costs of advertising or promotion of the Building;

                           (vii) Any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship;

                           (viii) Any costs of painting or decorating of any interior parts of the Building occupied or occupiable by tenants;

                           (ix)     Costs, expenses, depreciation or
         amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease. The cost of any repairs or replacements which are classified as capital improvements under generally accepted accounting principles shall be amortized with interest over the lesser of the useful life of the improvement or ten
         (10) years and included in Operating Expenses only to the extent of the amortized amount for the respective calendar year.;

                           (x) Any costs necessary to cure any violation of any law, ordinance or regulation applicable to the Building, existing as of the commencement date of this Lease or to remediate any release of Hazardous Materials on or about the Premises to the extent caused by Landlord, its agents or employees or to remediate any environmental condition existing as of the commencement date of this Lease, including the removal of, or other steps taken with respect to, asbestos located in the Building, unless such condition was caused by Tenant;

                           (xi) Depreciation of the Building or any part thereof;

                           (xii) Replacement or contingency reserves or any bad debt loss, rent loss or reserves for bad debts or rent loss;

                           (xiii) Expenses for renovating any tenant's premises, including Tenant;

                           (xiv) Legal or other professional fees relating to leasing, financing, tenant disputes or other services not related to the normal maintenance, cleaning, repair or protection of the Building;

                           (xv) costs, expenses and fees relating to solicitation of, advertising for and entering into leases and other occupancy arrangements for space in the Building, including but not limited to legal fees, space planners' fees, real estate brokers' leasing commissions and advertising expenses;

                           (xvi) costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants or adjacent property owners; and

                           (xvii) costs, expenses or judgments occasioned by casualty, injury or damage, to the extent that such costs, expenses or judgments are or are required to be covered by insurance to be maintained by Landlord under this Lease.

                  (d) Landlord shall maintain books and records of Operating Expenses for a period of two (2) years following the end of each calendar year. Within ninety (90) days after the end of each year, Landlord shall deliver to Tenant a year end reconciliation of Operating Expenses incurred for such year. Within sixty (60) days following Tenant's receipt of such year end reconciliation of Operating Expenses and upon ten (10) days' prior written notice, so long as no Event of Default has occurred under this Lease, Tenant or Tenant's independent certified public accountant (which accountant shall be subject to Landlord's reasonable approval and shall not be compensated in whole or in part on a contingency basis) shall have the right to audit Landlord's books and records relating to the prior year's Operating Expenses at a mutually convenient time at Landlord's local office, if one exists, or if none exists, at Landlord's main offices. Tenant agrees to provide to Landlord copies of any and all reports, summaries, conclusions, and other results of such audit within ten
(10) days following Tenant's receipt thereof. If the audit discloses that the total amount invoiced to Tenant after year-end reconciliation for such year exceeds the actual Operating Expenses and Landlord reasonably concurs with such audit results, Landlord shall credit the amount of overpayment towards any outstanding Base Rent, Operating Expenses or any other amounts due under this Lease, and then to Tenant's next due payment of Operating Expenses, or if this Lease has expired, Landlord shall promptly refund the same to Tenant. If such audit discloses that the total amount invoiced to Tenant after year-end reconciliation for such year is less than Tenant's Proportionate Share of Operating Expenses, Tenant shall pay the same to Landlord within ten (10) days after receipt of the audit results. Tenant and Tenant's accountant shall keep the results of any such audit confidential as to all parties other than Landlord, and shall enter into a commercially reasonable written confidentiality agreement prior to conducting such audit at Landlord's request. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

                  (e) Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates and Landlord makes no guaranty or warranty that such estimates will be accurate.

                  7. UTILITIES. Tenant shall pay, commencing on the Commencement Date, for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord without administrative mark-ups. Tenant agrees to limit use of water and sewer for normal restroom use. Tenant and Landlord acknowledge and agree that (i) a dedicated electric service to the Premises exists that is separately metered by the electric utility company; and Tenant shall pay for use of electricity directly to the electric utility company; (ii) an existing gas service to the Premises will be submetered by Landlord and Tenant shall pay to Landlord for its actual usage at the same rate as is applicable to Landlord without administrative mark-ups; (iii) water service is currently provided to the Premises and Tenant shall pay its Proportionate Share of water usage in the Premises based upon the current use of the Building and shall have the right to install at Tenant's expense a water check meter; and (iv) an existing septic system is servicing the Building and Tenant shall pay its Proportionate Share for use of the sewage treatment system as part of Operating Expenses, but shall not be responsible for capital repairs and hazardous waste clean-up costs of the sewage treatment system unless the necessity for such capital repairs and hazardous waste clean-up costs is caused by Tenant. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent; provided, however, that if the interruption or cessation of utilities occurs or continues as a result of the negligence or wrongful conduct of the Landlord or Landlord's agents, servants, employees or contractors and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and applicable Operating Expenses shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord written notice of such interruption until such time as the utilities required for the conduct of Tenant's business are restored provided, however, that if any part of the Premises is reasonably useable for Tenant's normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such interruption, then the amount of each daily abatement of Base Rent and applicable Operating Expenses shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations or ability to use the Premises.

                  8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that either (a) accrue against the Project during the Lease Term if such Taxes are payable in advance, or (b) are assessed against the Project during the Lease Term if such Taxes are payable in arrears, provided that if Landlord shall construct another building or structure on the Project, taxes, assessments and governmental charges under this Lease shall be limited to the amounts reasonably allocable to the Building. Taxes shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord's reasonable estimate of the amount of Taxes, and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of Taxes is known. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof and any costs incurred in the successful prosecution of such contest may be included as part of Taxes. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise, excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof during each year of the Lease Term, based upon Landlord's reasonable estimate of the amount of such taxes, assessments, levies or charges and shall be subject to reconciliation and adjustment pursuant to Paragraph 6 once the actual amount of such taxes, assessments, levies or charges is known; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant, and if any such taxes are levied or assessed against Landlord or Landlord's property and (a) Landlord pays them or (b) the assessed value of Landlord's property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within thirty (30) days after Landlord's request therefor.

                  9. INSURANCE. (a) Landlord shall maintain all risk property insurance covering the full replacement cost of the Building (excluding foundations), less a commercially reasonable deductible if Landlord so chooses and commercial general liability insurance in commercially reasonable amounts, but in no event less than the amounts required to be carried by Tenant hereunder. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood insurance, and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant pursuant to Paragraph 6 hereof. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises provided that Landlord's insurer specifically identifies Tenant's operations in the Premises as the cause of such increased premiums or additional insurance.

                  (b) Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing during the Lease Term, Tenant, at its expense, shall obtain and maintain in full force the following insurance coverage: (i) all risk property insurance covering the full replacement cost of all personal property and removable trade fixtures installed or placed in the Premises by Tenant or for Tenant's benefit; (ii) worker's compensation insurance with no less than the minimum limits required by law; (iii) employer's liability insurance with such limits as required by law; and (iv) commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $2,000,000, for a total minimum combined general liability and umbrella limit of $3,000,000 for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits so as to maintain similar coverage to that customarily maintained by prudent owners of comparable properties. The commercial liability policies shall name Landlord and Landlord's agents as additional insureds, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless thirty (30) days prior written notice shall have been given to Landlord, and contain a contractual liability endorsement. Any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies. Such certificates

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

evidencing coverage shall be delivered to Landlord by Tenant at least ten (10) days prior to the Commencement Date and at least fifteen (15) days prior to each renewal of said insurance, provided, however, that at Landlord's request, Tenant shall provide copies of the policies evidencing the coverage required herein. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord certificates evidencing the coverage required herein, Landlord, in addition to any remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of fifteen percent (15%) of the cost.

                  (c) The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. The failure of a party to insure its property shall not void this waiver. Notwithstanding anything to the contrary contained herein, Tenant hereby waives any claims against Landlord, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder (whether by self-insurance or otherwise), regardless of whether the negligence or fault of Landlord caused such loss. Landlord hereby waives any claims against Tenant, and its officers, directors, employees, managers, agents, invitees and contractors for any loss or damage insured against or required to be insured against hereunder to the extent insurance proceeds are received therefor, regardless of whether the negligence or fault of Tenant caused such loss; however, Landlord's waiver shall not apply to any deductible amounts maintained by Landlord under its insurance.

                  10. LANDLORD'S REPAIRS. This Lease is intended to be a net lease; accordingly, Landlord's maintenance and repair obligations are limited to the costs and expenses for replacement of the Building's roof and parking areas and maintenance of the foundation piers and structural members of the exterior walls, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents, employees and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries, all of which shall be maintained by Tenant. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair such item. Landlord shall also maintain in good repair and condition the parking areas and other common areas of the Building and the Project, including, but not limited to common utilities located outside of the Premises, driveways, alleys, landscape and grounds surrounding the Premises, the cost of such maintenance and repair to be paid in accordance with Paragraph 6 hereof.

                  11. TENANT'S REPAIRS. (a) Subject to Landlord's obligation in this Lease, Tenant, at its sole expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock, dock equipment and loading areas, dock doors, plumbing, water, and sewer lines located in the Premises, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems, and other building and mechanical systems exclusively serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term, provided, however, if during the last two (2) years of the initial Lease Term, Tenant is required to replace the HVAC system or mechanical and building systems exclusively serving the Premises and such system has a useful life according to generally accepted accounting standards that will extend beyond the term of this Lease, Landlord shall reimburse Tenant within thirty (30) days after the date that Tenant delivers to Landlord the certificate required under subsection (c) of this
Section 11 a fraction of Tenant's actual out-of-pocket costs of such system replacement, the numerator of which shall equal the estimated useful life (in years) of such system less the number of years remaining in the Lease Term (including the Extension Term if applicable) subsequent to the installation of such system, and the denominator of which shall be the estimated useful life (in years) of such system. Maintenance and repair of the heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises, and any repairs to the roof, shall be at Tenant's expense pursuant to maintenance service contracts entered into by Tenant. The scope of services and contractors under such maintenance contracts shall be subject to Landlord's prior written approval which shall not be unreasonably withheld or delayed.

                  (b) In the event that any repair or maintenance obligation required to be performed by Tenant hereunder may affect the structural integrity of the Building (e.g., roof, foundation, structural members of the exterior walls), prior to commencing any such repair, Tenant shall provide Landlord with written notice of the necessary repair or maintenance and a brief summary of the structural component or components of the Building that may be affected by such repair or maintenance. Within ten (10) business days after Landlord's receipt of Tenant's written notice, Landlord shall have the right, but not the obligation, to elect to cause such repair or maintenance to be performed by Landlord, or a contractor selected and engaged by Landlord, but at Tenant's sole cost and expense. The foregoing sentence is not intended to obligate Tenant to pay for repairs or maintenance to those structural items which are Landlord's responsibility pursuant to Paragraph 10 above, but shall only require Tenant to pay for the repair and maintenance to such structural components to the extent such repair or maintenance is necessitated due to the performance of Tenant's repair and maintenance obligations pursuant to this Paragraph 11.

                  (c) Within the fifteen (15) day period prior to the expiration or termination of this Lease, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC system are then in good repair and working order excepting reasonable wear and tear.

                  (d) If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within twenty (20) days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

                  12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. (a) Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed, and shall be made at Tenant's sole cost and expense. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. Landlord shall provide to Tenant all specifications and CAD drawings in Landlord's possession for the Building and the Premises, the existing fire alarm and fire sprinkler system, and the card access, HVAC and electrical systems. Notwithstanding the foregoing, Tenant may make non-structural, interior Tenant-Made Alterations without Landlord's consent provided (i) Tenant provides written notice to Landlord prior to the commencement of such non-structural, interior Tenant-Made Alterations; (ii) the aggregate cost of all Tenant-Made Alterations does not exceed $25,000.00 for any twelve (12) month period; and
(iii) Tenant secures all permits, licenses and approvals required to construct and/or install such Tenant-Made Alterations and provides to Landlord a copy of the same. Tenant shall not have the right, without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, to make any Tenant-Made Alterations that (x) affect the structural components or exterior of the Building (including without limitation, roof membrane, the dock and loading areas, truck doors, entry doors or windows), or the mechanical, plumbing or building systems of the Building, or (y) are visible from outside the Premises or Building.

                  (b) All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, which shall not be unreasonably withheld or delayed. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its actual, reasonable third-party costs in reviewing plans and specifications and in monitoring construction not to exceed $2,000.00. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.

                  (c) Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all work free and clear of liens (it being agreed by Landlord that Tenant obtaining lien waivers from all contractors engaged by Tenant to perform Tenant's initial fit-out and racking work shall satisfy this requirement) and provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

                  (d) Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall repair any and all damage caused by such removal.

                  (e) Tenant, at its own cost and expense and without Landlord's prior approval, may erect such racks, shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Prior to the expiration or termination of this Lease, Tenant, at its sole expense, shall remove its Trade Fixtures and shall repair any and all damage caused by such removal.

                  (f) Landlord shall allow Tenant to use the card access system hardware, fiber, CATS and CAT3 data and voice wiring and associated patch panels and plate, HVAC equipment and controls, fire alarm, PA system and the built-in reception area furniture currently on the Premises, in their "as is" condition, at no additional cost to Tenant, provided, however, that Tenant's right to use the existing furniture, furnishings, the existing telephone system (switch, telephone sets, etc.) and card access system software is subject to the Trustee's rights under the involuntary bankruptcy filing against Folio, Inc. filed in United States Bankruptcy Court, Worcester, Massachusetts Docket Number 02-47640 to claim and remove such items. Tenant acknowledges and agrees that Landlord has made no representations or warranties of any kind whatsoever with respect to the condition or fitness for any particular purpose of such fixtures, furniture and equipment and that Tenant, and not Landlord, shall be responsible at Tenant's sole cost and expense for any repairs or maintenance required in connection therewith.

                  13. SIGNS. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's prior written approval and shall conform in all respects to Landlord's requirements. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent which shall not be unreasonably withheld or delayed. Landlord shall not be required to notify Tenant of whether it consents to any sign until it (a) has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation, and (b) has had a reasonable opportunity to review them. Upon surrender or vacation of the Premises, Tenant shall have removed Tenant's signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. Notwithstanding the foregoing, Landlord shall remove all of the previous tenant's existing signage prior to the Commencement Date and Tenant shall be permitted to install new signs on the existing exterior sign mount and on the exterior of the Premises subject to the requirements hereunder and under the Town of Northborough By-Laws.

                  14. PARKING. Tenant shall be entitled to park automobiles, and trailers overnight in the designated areas for trailer parking, in common with other tenants of the Project in those areas designated for nonreserved parking; provided, however, that Landlord will designate ten (10) parking spaces in proximity with the Premises' entrance as "visitor parking spaces", all as shown on the Parking Plan attached hereto. Landlord may allocate parking spaces among Tenant and other tenants in the Project at Landlord's reasonable discretion. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

                  15. RESTORATION. (a) If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within thirty (30) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 180 days from the date Landlord receives all permits, approvals, and licenses required to begin reconstruction, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than thirty (30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 180 days or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding Tenant's personal property and trade fixtures, subject to delays arising from the collection of insurance proceeds or from Force Majeure events provided, however if, despite Landlord's reasonable efforts, such repairs are not actually completed within one hundred eighty (180) days from commencement of the repairs, then Landlord shall use commercially reasonable efforts to relocate or find replacement space for the tenant in the Project until such repairs are completed, but if Landlord is unable to do so within such one hundred eighty (180) day period, then Tenant shall have the right to terminate this Lease within 30 days after the expiration of such one hundred eighty (180) day period. Tenant at Tenant's expense shall promptly perform after completion of Landlord's restoration and delivery of the Premises to Tenant, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease upon thirty (30) days written notice to the other if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than thirty (30) days to repair such damage.

                  (b) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance required to be maintained by Landlord or any Landlord's mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage (defined hereinafter), Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after such destruction or damage or such requirement is made known by any such Landlord's mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued prior to Lease termination.

                  (c) If such damage or destruction is caused by the act(s) or omission(s) of Tenant, its employees, agents or contractors, Tenant shall pay to Landlord with respect to any damage to the Premises and/or Project the amount of the commercially reasonable deductible under Landlord's insurance policy within ten (10) days after presentment of Landlord's invoice. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

                  16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and (a) the Taking would prevent or materially interfere with Tenant's use of the Premises, (b) in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project or (c) as a result of such Taking, Landlord's mortgagee accelerates the payment of any indebtedness securing all or a portion of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances, and Landlord shall restore the Premises to its condition prior to the Taking; provided, however, Landlord's obligation to so restore the Premises shall be limited to the award Landlord receives in respect of such Taking that is not required to be applied to the indebtedness secured by a mortgage. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

                  17. ASSIGNMENT AND SUBLETTING. (a) Without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises (each being a "Transfer") and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this Paragraph 17, a transfer of more than fifty percent (50%) of the ownership interests of Tenant shall be deemed a Transfer of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord; provided, however, Tenant shall provide at least ten (10) days written notice prior to assigning this Lease to, or entering into any sublease with, any Tenant Affiliate. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any Transfer, other than to a Tenant Affiliate. Upon Landlord's receipt of Tenant's written notice of a desire to assign this Lease or sublet more than fifty percent (50%) of the Premises (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. Landlord agrees not to unreasonably withhold or condition its consent to a proposed assignment of this Lease or subletting of the Premises to a party which (i) is, in the reasonable judgment of Landlord, of a character or reputation or is engaged in a business which would not be harmful to the image and reputation of the Project and can reasonably be expected to perform the obligations of "Tenant" hereunder; (ii) will not use the Premises in a manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project; and
(iii) proposes to use the Premises so as to not materially increase the pedestrian or vehicular traffic to the Premises or the Project. Without limiting the foregoing, Landlord may withhold its consent (and it shall not be deemed unreasonable), to any such assignment or subletting of the Premises to any party
(A) which is a governmental entity (or subdivision or agency thereof), (B) would use the Premises, in whole or in part, for other than Tenant's permitted use hereunder, (C) which is a prospective tenant that has delivered to, or received from, Landlord a written proposal to lease space in the Project before Tenant or its agent contacts such party, (D) which is an occupant of the Project or another project owned by Landlord at the time of such request and Landlord has space available to lease in the Project or in another project owned by Landlord, or (E) which intends to use, store, or generate any Hazardous Materials in, on or about the Premises. Landlord's agreement not to unreasonably withhold its consent to a sublease shall apply only to the first sublease under this Lease, and Landlord may withhold its consent in its sole discretion to any further or subsequent sublease by any subtenant.

         Provided no Event of Default has occurred under this Lease, Tenant may, without Landlord's prior written consent, but with at least fifteen (15) days prior written notice to Landlord, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred or a controlling share of Tenant's stock is transferred, provided (x) such merger, consolidation, or transfer of assets or stock is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (y) the assignment or successor entity has a net worth calculated according to generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation, or transfer.

                  (b) Notwithstanding any Transfer, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such Transfer). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease after first deducting Tenant's expenses to obtain such assignment or sublease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder fifty percent (50%) of such excess rental and other excess consideration within thirty (30) days following receipt thereof by Tenant.

                  (c) If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding subparagraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers.

                  18. INDEMNIFICATION. (a) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including attorneys' fees) arising from any occurrence on the Premises, the use and occupancy of the Premises, or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, or from Tenant's failure to perform its obligations under this Lease (other than any loss arising from the sole or gross negligence or willful misconduct of Landlord or its agents), EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE JOINT, COMPARATIVE, OR CONCURRENT NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS, AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY PROVISION IS INTENDED TO THE EXTENT PERMITTED BY APPLICABLE LAW TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE OR FAULT AS PROVIDED ABOVE WHEN LANDLORD OR ITS AGENTS ARE JOINTLY, COMPARATIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

                  (b) Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant's agents, employees and contractors, from and against any and all claims, demands, losses, liabilities, causes of action, suits, judgments, damages, costs and expenses (including reasonable attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or loss of property occurring in or about the Project and arising solely from the negligence or intentional misconduct of Landlord, its employees, contractors, or agents.

This indemnity provision shall survive termination or expiration of this Lease. The furnishing of insurance required hereunder shall not be deemed to limit Landlord's obligations under this Paragraph 18.

                  19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time upon reasonable prior notice to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises upon reasonable prior notice during business hours for the purpose of showing the Premises to prospective purchasers or, during the last nine (9) months of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Project stating that the Project is available for sale. During the last nine (9) months of the Lease Term, Landlord may erect a suitable sign on the Project stating the Premises are available to let, but only in the location designated for such a sign on the Parking Plan attached hereto. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

                  20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord, but not otherwise.

                  21. SURRENDER. No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any trade fixtures, and personal property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

                  22. HOLDING OVER. If Tenant fails to vacate the Premises after the termination of the Lease Term, Tenant shall be a tenant at will or at sufferance, and Tenant shall pay, in addition to any other rent or other sums then due Landlord, a daily base rental equal to 150% of the Base Rent in effect on the expiration or termination date. Tenant shall also be liable for all Operating Expenses incurred during such holdover period. In addition, Tenant shall be liable for all damages (including attorneys' fees and expenses) of whatever type (including consequential damages) incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

                  23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of five (5) days or more after Landlord has given written notice to Tenant that such payment is past due, provided that such notice from Landlord shall be in lieu of, and not in addition to, any notice of default required by applicable law; and provided, further, Landlord shall be obligated to give only two (2) such notices per twelve (12) month period, with subsequent payment default to be an Event of Default if such failure to pay shall continue for a period of five (5) days or more from the date such payment is due (without any notice).

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv) There shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                  (v) Tenant shall fail to discharge or bond over any lien placed upon the Premises in violation of this Lease within thirty (30) days after any such lien or encumbrance is filed against the Premises.

                  (vi) Tenant shall fail to execute any instrument of subordination or attornment or any estoppel certificate within the time periods set forth in Paragraphs 27 and 29 respectively following Landlord's request for the same.

                  (vii) Tenant shall breach any of the requirements of Paragraph 30 and such failure shall continue for a period of five (5) days or more after notice from Landlord to Tenant unless such default is not reasonably susceptible of cure within five (5) days, then after such period of time as is reasonably necessary to cure such default, not to exceed ninety (90) days so long as Tenant promptly commences such cure within said five (5) day period and diligently prosecutes the same to completion.

                  (viii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord shall have given Tenant written notice of such default, unless such default is not reasonably susceptible of cure within thirty (30) days, then after such period of time as is reasonably necessary to cure such default, not to exceed ninety (90) days so long as Tenant promptly commences such cure within said thirty (30) day period and diligently prosecutes the same to completion.

                  24. LANDLORD'S REMEDIES. (a) Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for

Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                  (b) If Landlord terminates this Lease, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and an amount in cash equal to the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease less the then present value of the fair net rental value of the Premises for the same period taking all market factors into account, including vacancy rates. Such present value shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

                  (c) If Landlord terminates Tenant's right of possession (but not this Lease), Landlord shall use commercially reasonable efforts to relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant; provided, however, that hiring a reputable leasing broker to lease the premises and cooperating in good faith with such broker shall satisfy the requirement that Landlord use commercially reasonable efforts to relet and (i) Landlord shall not be obligated to accept any prospective tenant proposed by Tenant, unless such proposed tenant meets all of Landlord's leasing criteria and (ii) Landlord shall have the right to lease any other space controlled by Landlord first. For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                  (d) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the

Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

                  25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and Tenant may not terminate this Lease for breach of Landlord's obligations hereunder, provided, however, that the foregoing shall not be deemed a waiver by Tenant of any of its rights at law or in equity. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease or arising out of the relationship between Landlord and Tenant shall be limited solely to Landlord's interest in the Building and the proceeds, rent and other income therefrom, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

                  26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

                  27. SUBORDINATION. (a) This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. The provisions of this Paragraph 27 shall be self-operative and no further instrument shall be required to effect such subordination or attornment; however, Tenant agrees to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder within ten (10) days of such request. Tenant's obligation to furnish each such instrument requested hereunder in the time period provided is a material inducement for Landlord's execution of this Lease and any failure of Tenant to timely deliver each instrument shall be deemed an Event of Default.

                  (b) Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

                  (c) Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any mortgage holder whose address has been given to Tenant, and affording such mortgage holder a reasonable opportunity to perform Landlord's obligations hereunder. Notwithstanding any such attornment or subordination of a mortgage to this Lease, the holder of any mortgage shall not be liable for any acts of any previous landlord, shall not be obligated to install any tenant improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

                  (d) Notwithstanding the foregoing, Tenant shall not be required to subordinate this Lease to a Mortgage or attorn to a successor under a Mortgage, nor shall the subordination provided herein be self-operative with respect to a Mortgage, unless the Holder thereof shall enter into an agreement with Tenant to the effect that in the event that the Holder or any other party shall succeed to the interest of Landlord hereunder pursuant to such Mortgage, Tenant's right to possession of the Premises shall not be disturbed and Tenant's other rights hereunder shall not be adversely affected by any foreclosure of such Mortgage and any Successor under the Mortgage shall succeed to Landlord's rights and obligations under this Lease. Such agreement shall be in a commercially reasonable written instrument in form satisfactory to Tenant and Holder in their reasonable discretion. Landlord represents that the Premises are not encumbered by any Mortgage as of the date hereof except that certain mortgage held by Connecticut General Life Insurance Company (CIGNA) dated July, 2002 (the "Existing Mortgage"). Landlord agrees to use diligent efforts to provide the agreement described above from the holder of the Existing Mortgage within a reasonable time after the execution of this Lease.

                  28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within thirty (30) days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such thirty (30) day period.

                  29. ESTOPPEL CERTIFICATES. Each party agrees, from time to time, within ten (10) days after request of the other, to execute and deliver to the requesting party, or its designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, that neither Landlord nor Tenant is in default hereunder (or if so, specifying in detail the nature of any such default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by the requesting party. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease and any failure of Tenant to timely deliver each estoppel certificate shall be deemed an Event of Default. No cure or grace period provided in this Lease shall apply to Tenant's obligation to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord's written request thereof.

                  30. ENVIRONMENTAL REQUIREMENTS. (a) Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture, dispose, or release any Hazardous Material on or from the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as reasonably requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement.

                  (b) The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including, without limitation, nuisance or trespass, and any other requirements of Paragraphs 4 and 31 of this Lease. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including, without limitation, any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

                  (c) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Premises, in a manner and to a level satisfactory to Landlord in its sole discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and does not limit any future uses of the Premises or require the recording of any deed restriction or notice regarding the Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises without the written approval of the Landlord.

                  (d) Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) and including, without limitation, removal or management of any asbestos brought into the Premises or disturbed in breach of the requirements of this Paragraph 30, (regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials by Tenant or any breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

                  (e) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises.

                  (f) In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph

30 that is not cured within thirty (30) days following notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 30 are in addition to and not in lieu of any other provision in the Lease.

                  (g) Other than as disclosed in that certain environmental site assessment report identified on Exhibit C attached hereto (the "Environmental Report"), a copy of which has been provided to Tenant, to Landlord's current actual knowledge, neither Landlord nor any third party has generated, disposed of, released, nor found any Hazardous Materials on or about the Premises in violation of Environmental Requirements. It is understood by Tenant, however, that Landlord has not made any independent investigations to confirm the accuracy of the Environmental Report or the foregoing representation, and Landlord makes no representation or warranty as to the accuracy or completeness of the Environmental Report. Tenant agrees to keep the Environmental Report confidential and not to disclose the contents thereof to any other party without the prior written consent of Landlord. Landlord has received no notice that any municipality or any governmental or quasi-governmental authority has determined that there are any violations of the Environmental Requirements with respect to the Premises.

                  (h) Landlord agrees not to bring any Hazardous Material upon the Premises or transport, store, use, generate or manufacture or release any Hazardous Material in or about the Premises without Tenant's prior written consent. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all direct losses, claims, demands, actions, suits, damages, expenses, and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Tenant as a result of any release of Hazardous Materials on or about the Premises or the Project to the extent caused by Landlord, its agents or employees, and for which Landlord is obligated to remediate in accordance with any Environmental Requirements. The obligations of Landlord under this Paragraph 30 shall survive any termination of this Lease.

                  31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

                  32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

                  33. EXTENSION OPTION. (a) Provided that this Lease is then in full force and effect and further provided that Tenant is not then in default, beyond the expiration of any applicable grace periods, under any of the terms, covenants or conditions of the Lease on Tenant's part to be observed or performed, Tenant shall have one option to extend this Lease and the Lease Term for an extended term (the "Extension Term") of five (5) years commencing on the date next following the last day of the original Lease Term and ending, unless sooner terminated pursuant to the terms, covenants or conditions of the Lease or pursuant to law, on the day immediately preceding the fifth (5th) anniversary of the commencement date of the Extension Term. Said option to be exercisable only by written notice given by Tenant to Landlord at least nine (9) months prior to the last day of the original Lease Term. If Tenant exercises such option in accordance with the provisions and limitations of this Paragraph 33, this Lease and the Lease Term shall be extended for such term upon all of the then applicable terms, covenants and conditions contained in this Lease, except that the Base Rent for the entire Extension Term shall be at an annual rate determined as set forth below, it being understood that such Base Rent shall be payable in equal monthly installments, in advance, just as in the case of the original Lease Term. The Base Rent for the Extension Term shall be at the greater of (i) the Base Rent in effect at the end of the original Lease Term or
(ii) ninety-five percent (95%) of the Market Rent, to be determined as follows:
Landlord shall provide Tenant with Landlord's written designation of what it believes to be the fair market rental value of the Premises for the Extension Term taking into consideration other similar industrial buildings in the Building's competitive submarket as defined by local commercial real estate brokerage firms, and considering all applicable economic terms and concessions (hereinafter, the "Market Rent"), such written designation to be sent to Tenant within thirty (30) days after receipt by Landlord of notice of Tenant's exercise of its option with respect to the Extension Term. If Tenant disagrees with Landlord's designation of the Market Rent and if the parties are otherwise unable to agree within twenty (20) days after receipt of Landlord's designation, then Tenant may initiate the following arbitration process to determine the Market Rent by sending written notice thereof to the Landlord within fourteen (14) days after the expiration of such twenty (20) day period. If Tenant fails to initiate this arbitration process as aforesaid, time being of the essence, then Landlord's designation of Market Rent (as set forth in Landlord's notice) shall be conclusive. In order to be effective, Tenant's notice to Landlord initiating the arbitration process shall specify the name and address of the person designated to act as an arbitrator on its behalf. Within fourteen (14) days after the designation of Tenant's arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf. If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where two arbitrators are appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within fifteen (15) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination, they shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within fifteen (15) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing.

         (b) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

         (c) If a third arbitrator is chosen as provided above, then such three arbitrators shall collectively determine the Market Rent and render a written certified report of their determination to both Landlord and Tenant within fifteen (15) days after appointment of the third arbitrator if such third arbitrator is appointed pursuant to this Paragraph 33.

         (d) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of industrial space in industrial buildings in Worcester County, Massachusetts. In addition, the third arbitrator (if any) shall be an independent party not affiliated in any way with either Landlord or Tenant.

         (e) Each of the three arbitrators shall indicate his view of the Market Rent. The number furthest from the middle number shall be disregarded and the remaining two numbers shall be averaged. The resulting average shall be deemed to be the Market Rent for purposes of this paragraph. Tenant may cancel its exercise of this option to extend the term of this Lease, if Tenant is dissatisfied with the determination of Market Rent through the foregoing arbitration process. In order to cancel its exercise of this option as aforesaid, Tenant must send written notice to Landlord within seven (7) days after the determination by the arbitrators of Market Rent, and in such notice Tenant must state that it is so canceling its exercise of this extension option.

         (f) Time is of the essence with respect to the exercise of the option contained herein. Tenant shall not have the right to give any notice exercising such option after the expiration of the applicable time limitation set forth herein, and any notice given after such time limitation purporting to exercise such option shall be void and of no force or effect.

                  34. FORCE MAJEURE. Neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder (other than Tenant's monetary obligations hereunder) when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

                  35. ENTIRE AGREEMENT. This Lease constitutes the complete and entire agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

                  36. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

                  37. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the Brokers set forth on the first page of this Lease, and Landlord agrees to indemnify and hold Tenant harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction, including the Brokers.

                  38. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

                  (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

                  (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery and, if to Tenant, addressed to Tenant at the address for Tenant noted on the first page of this Lease, and if to Landlord, addressed to Landlord at c/o Crow Holdings Industrial Trust, 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201, Attention: James C. Hendricks, with a copy to Lewis and Roca LLP, 40 North Central Avenue, Suite 1800, Phoenix, Arizona 85004-4429, Attention: Andy Carper/Tracy Durchslag. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

                  (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

                  (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of Guarantor's most recent annual and quarterly financial statements prepared by Guarantor or Guarantor's accountants and any other financial information or summaries that Guarantor typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Guarantor's sole cost and expense. Landlord shall hold such financial statements and information in confidence, and shall not disclose the same except: (i) to Landlord's lenders or potential lenders, (ii) to potential purchasers of all or a portion of the Project, (iii) otherwise as reasonably necessary for the operation of the Project or administration of Landlord's business or (iv) if disclosure is required by any judicial or administrative order or ruling.

                  (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.

                  (g) Each party acknowledges that it has had the opportunity to consult counsel with respect to this Lease, and therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

                  (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

                  (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

                  (j) Any amount not paid by Tenant within five (5) days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or fifteen percent (15%) per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

                  (j) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

                  (k) Time is of the essence as to the performance of all obligations of either party under this Lease.

                  (l) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda (other than the rules and regulations) and the terms of this Lease, such exhibits or addenda shall control. In the event of a conflict between the rules and regulations attached hereto and the terms of this Lease, the terms of this Lease shall control.

                  (m) If either party should prevail in any litigation instituted by or against the other related to this Lease, the prevailing party, as determined by the court, shall receive from the non-prevailing party all costs and reasonable attorneys' fees (payable at standard hourly rates) incurred in such litigation, including costs on appeal, as determined by the court.

                  39. LIMITATION OF LIABILITY OF LANDLORD'S PARTNERS, AND OTHERS. Tenant agrees that any obligation or liability whatsoever of Landlord which may arise at any time under this Lease, or any obligation or liability which may be incurred by Landlord pursuant to any other instrument, transaction, or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of the constituent partners of Landlord or any of their respective directors, officers, representatives, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

                  IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                        TENANT:

                                        SUNDANCE PUBLISHING COMPANY, INC.

                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________

                                        LANDLORD:

                                        LIT INDUSTRIAL LIMITED PARTNERSHIP, A
                                        DELAWARE LIMITED PARTNERSHIP, FORMERLY
                                        KNOWN AS CROW FAMILY HOLDINGS INDUSTRIAL
                                        LIMITED PARTNERSHIP

                                        By:   LIT Holdings GP, LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                        By:   Lion Industrial Properties, L.P.,
                                              a Delaware limited partnership,
                                              its sole member

                                        By:   LIT GP Sub, LLC, a Delaware
                                              limited liability company, its
                                              general partner

                                        By:   Lion Industrial Trust, a Maryland
                                              real estate investment trust, its
                                              manager

                                              By:_______________________________
                                              Name:_____________________________
                                              Title:____________________________

                              RULES AND REGULATIONS

                  In the event of a conflict between the following Rules and Regulations and the terms of the Lease to which this Addendum is attached, the terms of the Lease shall control.

                  1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

                  2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

                  3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

                  4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

                  5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

                  6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

                  7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles or as expressly permitted in the Lease, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

                  8. Tenant shall maintain the Premises free from rodents, insects and other pests.

                  9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

                  10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

                  11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

                  12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

                  13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

                  14. No auction, public or private, will be permitted on the Premises or the Project.

                  15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

                  16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

                  17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

                  18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

                  19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                  20. Tenant shall not introduce, disturb or release asbestos or PCBs onto or from the Premises.

                  21. Tenant shall at all times conduct its operations in a good and workmanlike manner, employing best management practices to minimize the threat of any violation of Environmental Requirements.

                                    EXHIBIT A

                                    PREMISES

                                   EXHIBIT A-1

                       LEGAL DESCRIPTION OF REAL PROPERTY

That certain parcel of land shown as Lot 1A on a plan entitled "Plan of Land in Northborough, MA," dated July 16, 2002, by Guerard Survey Co. & Assoc. Inc., recorded with the Worcester County Registry of Deeds on August 14, 2002 in Plan Book 784, Plan 80, commonly known as One Beeman Road, Northborough, Worcester County, Massachusetts.

                                    EXHIBIT B

                              CONSTRUCTION ADDENDUM
                            (CONSTRUCTION ALLOWANCE)

                   ATTACHED TO AND A PART OF LEASE AGREEMENT
                         DATED JANUARY 15, 2003 BETWEEN

                 LIT INDUSTRIAL LIMITED PARTNERSHIP (LANDLORD)
                                      AND
                   SUNDANCE PUBLISHING COMPANY, INC. (TENANT)

                     FOR ONE BEEMAN ROAD, NORTHBOROUGH, MA

         (a) Landlord agrees to furnish or perform or cause to be performed those items of construction and those improvements ("Tenant Improvements") specified below:

1. Remodel lighting in a portion of the warehouse space based on storage racks layout shown on the Proposed Warehouse Layout drawing dated November 8, 2002, as revised.

2. Landlord shall cause to be prepared and submit to the local authorities for review and approval engineering drawings, specifications and calculations for fire sprinkler system modification in the warehouse portion of the Premises as required by all applicable codes and regulations and cause to be prepared "as-built" drawings for the system layout as required for these calculations.

3. Implement the modifications of the fire sprinkler system in the warehouse portion of the Premises as described above.

4. Cause to be prepared and submit to the local authorities for review and approval architectural drawings, specifications and calculations showing the means of egress and exit distance, exit lights, exit signs, fire alarm pull stations, fire alarm system annunciation devices, etc., as required by all applicable codes and regulations and local authorities for the warehouse portion of the Premises.

5. Design and implement modifications to the fire alarm system based on the architect's drawings described above and as required by all applicable codes and regulations, including but not limited to relocation and addition of fire alarm pull stations, horns/strobes, exit signs, etc.

6. Remove unused, abandoned PVC and steel piping suspended from the structural steel below roof in the warehouse portion of the Premises.

     Landlord shall pay for the Tenant Improvements up to a maximum amount of $108,060.00 (the "Construction Allowance"). In the event the cost of the Tenant Improvements exceeds the Construction Allowance, such overage shall be borne exclusively by Tenant and Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord for costs and expenses for the Tenant Improvements exceeding the Construction Allowance. Landlord makes no representation or warranty whatsoever as to the total cost of the Tenant Improvements and Tenant acknowledges that the cost of the Tenant Improvements may exceed the Construction Allowance.

The Landlord shall obtain competitive bids for the Tenant Improvements listed in 1-6 above for review by Tenant, and implement this work using the lowest cost contractors without cost mark-ups, or otherwise proceed as agreed upon by Landlord and Tenant. Tenant shall have the option to hire and manage contractors to implement this work, in which case Landlord shall reimburse Tenant for costs and expenses for the Tenant Improvements up to the amount of the Construction Allowance within thirty (30) days after receipt of an invoice for such costs and such other documentation as Landlord may reasonably request to substantiate such costs. If the Tenant does so, Landlord shall have the right to review such contract or contracts.

         (b) If required by any code, regulation, governmental agency or the ADA, Landlord shall be responsible for the design and installation of a passenger elevator in the Premises, but only in the case that it shall be required by a third party. If such an action shall be initiated by a third party, Tenant and Landlord shall cooperate with such third party in finding and implementing any reasonable alternate solutions that meet compliance to mitigate the requirement for vertical transportation. If such installation of a passenger elevator will be required due to Tenant's proposed use of the office portion of the Premises as a place of public accommodation, Tenant shall be responsible for the cost of such design and installation.

         (c) The Tenant intends to use the warehouse portion of the Premises for storage of class III product with less than 5% plastics on racks up to 19 feet high from the floor. If required by any applicable code, regulation or appropriate local authorities, the Landlord, at Landlord's sole cost and expense, shall upgrade the existing fire protection system in the warehouse portion of the Premises as required to obtain a certificate of occupancy for the Premises.

         (d) If required by any code, regulation or governmental agency, the Landlord shall be responsible for the cost of work to upgrade the Building systems inside and outside of the Premises to comply with all applicable codes and regulations, including ADA, for Tenant's occupancy. If such work will be required due to Tenant's proposed modifications or change of use of the Premises, Tenant shall be responsible for the cost of such upgrades.

                                    EXHIBIT C

                              ENVIRONMENTAL REPORTS

1. "Phase I Environmental Site Assessment of Equity Industrial Partners Portfolio, One Beeman Road, Northborough, Massachusetts, 01532," prepared by EMG and dated October 8, 1998 (the "EMG Report").

2.       "Phase I Environmental Site Assessment: One Beeman Road
Office/Warehouse Facility, One Beeman Road, Northborough, Massachusetts AEGON Engineering No. 01-2205-1.0," prepared by EFI and dated December 2001 (the "EFI Report").

                                  PARKING PLAN

                                 (see attached)

                              RIGHT OF FIRST OFFER

                    ATTACHED TO AND A PART OF LEASE AGREEMENT
                         DATED JANUARY 15, 2003 BETWEEN

                  LIT INDUSTRIAL LIMITED PARTNERSHIP (LANDLORD)
                                       AND
                   SUNDANCE PUBLISHING COMPANY, INC. (TENANT)

                      FOR ONE BEEMAN ROAD, NORTHBOROUGH, MA

         (a) "Offered Space" shall mean any space in the industrial building located at One Beeman Road, Northborough, Massachusetts containing approximately 310,000 rentable square feet of floor area, other than the Premises leased to Tenant under this Lease.

         (b) Provided that as of the date of the giving of the Offer Notice (as defined hereinafter), (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time or the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if at any time during the Lease Term any lease for any portion of the Offered Space shall expire and if Landlord intends to market the Offered Space to prospects for lease with third parties (a "Proposed Tenant") other than the tenant then occupying such space (or its affiliates), Landlord shall first allow Tenant the right to include the Offered Space within the Premises.

         (c) Such offer shall be made by Landlord to Tenant in a written notice (the "Offer Notice") which notice shall designate the space being offered and shall specify the terms for such Offered Space that Landlord intends to submit to prospective tenants in an effort to market the Offered Space. Tenant may accept the offer set forth in the Offer Notice by delivering to Landlord an unconditional acceptance ("Tenant's Notice") of such offer within five (5) business days after delivery by Landlord of the Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant's Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Offered Space designated in the Offer Notice, Landlord shall be under no further obligation with respect to such space by reason of this Addendum. In order to send the Offer Notice, Landlord does not need to have negotiated a lease with any particular Proposed Tenant but may merely have determined on what basis it will market the Offered Space to Proposed Tenants. Tenant must make its decision with respect to the Offered Space as long as it has received a description of such material economic terms.

         (d) Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

         (e) If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum, and Landlord shall be free to lease the Offered Space to any Proposed Tenant including on terms which may be less favorable to Landlord than those set forth in the Offer Notice.

                                    GUARANTY

Property Address: One Beeman Road, Northborough, Massachusetts

Date of Lease: January 15, 2003

1. In order to induce LIT Industrial Limited Partnership ("Landlord") to execute the Lease to which this Guaranty is attached (the "Lease") with Sundance Publishing Company, Inc. ("Tenant") for the Demised Premises in Northborough, Massachusetts, the undersigned (whether one or more than one) has guaranteed and by this instrument does hereby guarantee the full payment and performance of all liabilities, obligations, and duties, (including, but not limited to, payment of Rent) imposed upon Tenant under the terms of the Lease, as if the undersigned has executed the Lease as Tenant thereunder.

2. The undersigned hereby waives notice of acceptance of this guarantee and all other notices in connection herewith or in connection with the liabilities, obligations, and duties guaranteed hereby, including notices of default by Tenant under the Lease.

3. The undersigned further agrees that Landlord shall not be first required to enforce against Tenant or any other person any liability, obligation, or duty guaranteed hereby before seeking enforcement thereof against the undersigned. Suit may be brought and maintained against the undersigned by Landlord to enforce any liability, obligation, or duty guaranteed hereby without joinder of Tenant or any other person. The liability of the undersigned shall not be affected by any indulgence, compromise, settlement, or variation of terms which may be extended to Tenant by Landlord or agreed upon by Landlord and Tenant, and shall not be impaired, modified, changed, released, or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Tenant or its estate in bankruptcy, or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the United States Bankruptcy Code, or any similar law or statute of the United States or any State thereof. Landlord and Tenant, without notice to or consent by the undersigned, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants respecting the Lease as they may deem appropriate; and the undersigned shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations, and duties of Tenant under the Lease as so extended, amended, assigned or otherwise modified.

4. It is understood that other agreements similar to this guarantee may, at Landlord's sole option and discretion, be executed by other persons with respect to the Lease. This guarantee shall be cumulative of any such agreements and the liabilities and the obligations of the undersigned hereunder shall in no event be affected or diminished by reason of such agreements. Moreover, in the event Landlord obtains another signature of more than one guarantor on this page or by obtaining additional guarantee agreements, or both, the undersigned agrees that Landlord, in Landlord's sole discretion, may (i) bring suit against all guarantors of the Lease, jointly and severally, or against any one or more of them; (ii) compound or settle with one or more of the guarantors for such consideration as Landlord may deem proper; and (iii) release one or more of the guarantors from liability. The undersigned further agrees that no such action shall impair the rights of Landlord to enforce the Lease against any remaining guarantor or guarantors, including the undersigned.

5. This agreement shall be binding upon the undersigned Guarantor and the successors, heirs; executors, and administrators of the Guarantor, and shall inure to the benefit of Landlord and Landlord's heirs, executors, administrators, successors and assigns.

Executed this ____ day of January, 2003, effective as of the effective day of the Lease.

GUARANTOR: Haights Cross Communications, Inc.

By: ______________________________________
    (Signature)

Name:
Title:
Address:
Phone: